Exhibit 99.1

Leslie J. Browne Resigns as President and Chief Executive Officer of Pharmacopeia, Inc.

Chairman Assumes Interim Leadership Responsibility

April 10, 2008 - Princeton, NJ

Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that Leslie J. Browne, Ph.D., has resigned as President and Chief Executive Officer and a member of the Board of Directors in order to pursue other interests.  His resignation was effective April 9, 2008.

Joseph A. Mollica, Ph.D., Chairman of the Board, will assume day-to-day leadership responsibilities on an interim basis until a successor is appointed.  A search will be undertaken to identify a successor.

Dr. Mollica stated, “We appreciate the contributions Les has made to the progress of the company since 2004 and wish him well.  Pharmacopeia will build on its efforts in the development of pharmaceutical products for its own account and for its partners while maintaining a sound financial footing.”  Dr. Mollica added, “In the latter regard, the company will refocus its efforts in discovery and development to capture an optimum return.  The company will be continuously evaluating its portfolio and scope of activities to maximize shareholder value.”

About Pharmacopeia

Pharmacopeia is a clinical development stage biopharmaceutical company dedicated to discovering and developing novel small molecule therapeutics to address significant medical needs. The company has a broad portfolio of clinical and preclinical candidates under development internally or by partners including seven clinical compounds in Phase 2 or Phase 1 development addressing multiple indications including hypertension, diabetic nephropathy, muscle wasting, inflammation and respiratory disease. The company is leveraging its fully integrated drug discovery platform to sustain the growth of its development pipeline. Pharmacopeia has established strategic alliances with major pharmaceutical and biotechnology companies, including Bristol-Myers Squibb, Celgene, Cephalon, GlaxoSmithKline, Organon, Schering-Plough, and Wyeth Pharmaceuticals. For more information please visit the company’s website at http://www.pharmacopeia.com.

Contact:
Brian M. Posner
Executive Vice President and Chief Financial Officer
609-452-3635
ir_pr@pharmacopeia.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS433540, a product candidate from its DARA program, Pharmacopeia’s Phase 2 and

Phase 1 clinical studies with respect to PS433540, including timing and expected outcomes of such studies, Pharmacopeia’s plans to develop PS178990, a product candidate from its SARM program, Pharmacopeia’s Phase 1 clinical studies with respect to PS178990, including timing and expected outcomes of such studies, Pharmacopeia’s plans to develop PS031291, a product candidate from its chemokine receptor CCR1 program, Pharmacopeia’s estimates of the market opportunities for its product candidates, including PS433540, PS178990 and PS031291, Pharmacopeia’s ability to successfully perform under its collaborations with Bristol-Myers Squibb, Cephalon, GlaxoSmithKline, Schering-Plough and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.